1 Ivonescimab in Combination with Chemotherapy Achieves Statistically Significant Superiority in PFS vs. Tislelizumab (PD-1 Inhibitor) Plus Chemotherapy in 1L Treatment of Patients with Squamous NSCLC in HARMONi-6 Study Conducted by Akeso in China Ivonescimab in Combination with Chemotherapy in the HARMONi-6 Study Conducted by Akeso Is the First Known Regimen to Achieve a Clinically Meaningful Benefit over an anti-PD-(L)1 Antibody Combined with Chemotherapy in a Phase III Clinical Trial in 1L NSCLC PFS Improvement Was Observed across Tumors with PD-L1 Negative and PD-L1 Positive Expression in the HARMONi-6 Clinical Trial Conducted by Akeso Full Data Set to be Presented at an Upcoming Major Medical Conference Planned for Later This Year Miami, Florida, April 23, 2025 – Summit Therapeutics Inc. (NASDAQ: SMMT) (“Summit,” “we,” or the “Company”) today noted that Akeso, Inc. (Akeso, HKEX Code: 9926.HK) announced that the Phase III clinical trial, HARMONi- 6 or AK112-306, met its primary endpoint of progression-free survival (PFS). HARMONi-6 is evaluating ivonescimab in combination with platinum-based chemotherapy compared with tislelizumab, a PD-1 inhibitor, in combination with platinum-based chemotherapy in patients with locally advanced or metastatic squamous non- small cell lung cancer (NSCLC) irrespective of PD-L1 expression. HARMONi-6 is a single region, multi-center, Phase III study conducted in China sponsored by Akeso with all relevant data exclusively generated, managed, and analyzed by Akeso. At a prespecified interim analysis conducted by an Independent Data Monitoring Committee, ivonescimab plus chemotherapy demonstrated a statistically significant and clinically meaningful improvement in PFS by blinded independent central radiology review committee (BICR) compared to tislelizumab plus chemotherapy. The PFS benefit was demonstrated in patients with either PD-L1-positive or PD-L1-negative tumors. Akeso noted that no new safety signals were identified in this Phase III study. The full data set for HARMONi-6 is planned to be presented at an upcoming major medical conference later this year. Prior to HARMONi-6, there were no known Phase III clinical trials in NSCLC which have shown a statistically significant improvement compared to PD-(L)1 inhibitor therapy in combination with chemotherapy in a head-to- head setting. Following the success of Akeso’s HARMONi-2 study in China where the PFS benefit was observed in a monotherapy setting for patients whose squamous or non-squamous tumors were positive for PD-L1 expression, this is the second time in which ivonescimab-based regimens have become the first known investigational therapy to demonstrate a statistically significant benefit compared to standard-of-care PD-(L)1 inhibitor-based regimens. “Ivonescimab has the opportunity to make a significant, positive difference, potentially providing patients with the next generation of treatment options against insidious solid tumors beginning with non-small cell lung cancer,” stated Dr. Maky Zanganeh, President and Co-Chief Executive Officer of Summit. Summit is currently enrolling patients in the HARMONi-3 study. HARMONi-3 is a multiregional Phase III clinical trial sponsored by Summit which is intended to evaluate ivonescimab combined with chemotherapy compared to pembrolizumab, an anti-PD-1 antibody, combined with chemotherapy in patients with first-line metastatic, squamous and non-squamous NSCLC. HARMONi-3 is currently enrolling patients globally and is conducted with registrational intent for the United States and other regions within Summit’s license territories.

2 “Our aligned mission with Akeso seeks to bring ivonescimab to as many patients around the world who can potentially benefit as quickly as possible,” added Robert W. Duggan, Chairman and Co-Chief Executive Officer of Summit. “We are incredibly proud of Akeso’s accomplishment with the HARMONi-6 trial.” About Ivonescimab Ivonescimab, known as SMT112 in Summit’s license territories, North America, South America, Europe, the Middle East, Africa, and Japan, and as AK112 in China and Australia, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule. Ivonescimab displays unique cooperative binding to each of its intended targets with multifold higher affinity to PD-1 when in the presence of VEGF. This could differentiate ivonescimab as there is potentially higher expression (presence) of both PD-1 and VEGF in tumor tissue and the tumor microenvironment (TME) as compared to normal tissue in the body. Ivonescimab’s tetravalent structure (four binding sites) enables higher avidity (accumulated strength of multiple binding interactions) in the TME (Zhong, et al, SITC, 2023). This tetravalent structure, the intentional novel design of the molecule, and bringing these two targets into a single bispecific antibody with cooperative binding qualities have the potential to direct ivonescimab to the tumor tissue versus healthy tissue. The intent of this design, together with a half-life of 6 to 7 days after the first dose (Zhong, et al, SITC, 2023), is to improve upon previously established efficacy thresholds, in addition to side effects and safety profiles associated with these targets. Ivonescimab was engineered by Akeso Inc. (HKEX Code: 9926.HK) and is currently engaged in multiple Phase III clinical trials. Over 2,300 patients have been treated with ivonescimab in clinical studies globally. Summit has begun its clinical development of ivonescimab in non-small cell lung cancer (NSCLC), commencing enrollment in 2023 in two multi-regional Phase III clinical trials, HARMONi and HARMONi-3, and the Company has begun to activate clinical trial sites in the United States for HARMONi-7. HARMONi is a Phase III clinical trial which intends to evaluate ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non- squamous NSCLC who have progressed after treatment with a 3rd generation EGFR TKI (e.g., osimertinib). Enrollment in HARMONi was completed in the second half of 2024, and top-line results are expected to be announced in the middle of this year. HARMONi-3 is a Phase III clinical trial which is intended to evaluate ivonescimab combined with chemotherapy compared to pembrolizumab combined with chemotherapy in patients with first-line metastatic, squamous and non-squamous NSCLC. HARMONi-7 is a Phase III clinical trial which is intended to evaluate ivonescimab monotherapy compared to pembrolizumab monotherapy in patients with first-line metastatic NSCLC whose tumors have high PD-L1 expression. In addition, Akeso has recently had positive read-outs in three single-region (China), randomized Phase III clinical trials for ivonescimab in NSCLC: HARMONi-A, HARMONi-2, and HARMONi-6.

3 HARMONi-A was a Phase III clinical trial which evaluated ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who have progressed after treatment with an EGFR TKI. HARMONi-2 is a Phase III clinical trial evaluating monotherapy ivonescimab against monotherapy pembrolizumab in patients with locally advanced or metastatic NSCLC whose tumors have positive PD-L1 expression. HARMONi-6 is a Phase III clinical trial evaluating ivonescimab in combination with platinum-based chemotherapy compared with tislelizumab, an anti-PD-1 antibody, in combination with platinum-based chemotherapy in patients with locally advanced or metastatic squamous non-small cell lung cancer (NSCLC), irrespective of PD-L1 expression. Ivonescimab is an investigational therapy that is not approved by any regulatory authority in Summit’s license territories, including the United States and Europe. Ivonescimab was approved for marketing authorization in China in May 2024. Ivonescimab was granted Fast Track designation by the US Food & Drug Administration (FDA) for the HARMONi clinical trial setting. About Summit Therapeutics Summit Therapeutics Inc. is a biopharmaceutical oncology company focused on the discovery, development, and commercialization of patient-, physician-, caregiver- and societal-friendly medicinal therapies intended to improve quality of life, increase potential duration of life, and resolve serious unmet medical needs. Summit was founded in 2003 and our shares are listed on the Nasdaq Global Market (symbol "SMMT"). We are headquartered in Miami, Florida, and we have additional offices in Menlo Park, California, and Oxford, UK. For more information, please visit https://www.smmttx.com and follow us on X @SMMT_TX. Contact Summit Therapeutics: Dave Gancarz Chief Business & Strategy Officer Nathan LiaBraaten Senior Director, Investor Relations investors@smmttx.com media@smmttx.com Summit Forward-looking Statements Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, entry into and actions related to the Company’s partnership with Akeso Inc., the intended use of the net proceeds from the private placements, the Company's anticipated spending and cash runway, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications

4 for marketing approvals, potential acquisitions, statements about the previously disclosed At-The-Market equity offering program (“ATM Program”), the expected proceeds and uses thereof, and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to sell shares of our common stock under the ATM Program, the conditions affecting the capital markets, general economic, industry, or political conditions, the results of our evaluation of the underlying data in connection with the development and commercialization activities for ivonescimab, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, global public health crises, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ivonescimab. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release. Summit Therapeutics and the Summit Therapeutics logo are trademarks of Summit Therapeutics Inc. Copyright 2025, Summit Therapeutics Inc. All Rights Reserved.